                                 EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made as of April 10, 1995 is by and between FACTORY CARD OUTLET OF AMERICA LTD., an Illinois corporation with offices at 745 Birginal Drive, Bensenville, Illinois 60106-1212 (the "Corporation"), and CHARLES R. CUMELLO, residing at 5614 Park Avenue, Hinsdale, Illinois 60521 (the "Employee").

         WHEREAS, the Corporation desires to employ the Employee as its President and Chief Operating Officer and the Employee desires to accept employment as President and Chief Operating Officer of the Corporation;

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties to this Agreement intending to be legally bound hereby agree as follows:

         1.   DEFINITIONS.

              (a) "AFFILIATE" shall mean any entity now or hereafter controlled by, controlling or under common control with, the Corporation.

              (b) "BASE SALARY" shall mean a base salary (exclusive of bonuses, incentive compensation and other additional remuneration) at the annual rate of $175,000 effective through December 31, 1995, and at the annual rate of $280,000, effective as of January 1, 1996, subject to such increases as the Board, or the Compensation Committee of the Board, if any, with the approval of the Board, shall from time to time determine.

              (c) "BOARD" shall mean the Board of Directors of FCOA Acquisition Corp.

              (d) "BONUS" shall mean, in addition to Base Salary, any incentive compensation and bonuses which the Employee is entitled to receive, as approved by the Board, or the Compensation Committee of the Board, if any, with the approval of the Board, from time to time.

         (e) "CAUSE" shall mean (A) the failure by the Employee to substantially perform the Employee's duties as President and Chief Operating Officer of the Corporation, or such other senior executive offices to which the Employee may be appointed by the Board from time to time consistent with Section 3 hereof, as such duties shall be assigned to the Employee from time to time by the Board, in the Board's reasonable discretion, and such other usual and customary duties and obligations as are generally performed by such offices (other than such failure resulting from the Employee's Disability) and the continuance of such failure for a period of twenty (20) days after a written demand for substantial performance is delivered to the Employee by the Board which specifically identifies the manner in which the Board believes that the Employee has not substantially performed such duties, or (B) the engaging by the Employee in gross misconduct, such as embezzlement, theft or similar criminal conduct or fraud, materially injurious to the Corporation, or (C) the willful violation of the Employee of the provisions of Sections 13 or 14 of this Agreement. For purposes of this Section l(e), no act, or failure to act, on the Employee's part shall be considered "willful" if done, or omitted to be done, by him in good faith and with a reasonable belief that his action or omission was in the best interest of the Corporation. Any termination for Cause shall be based on a determination of such Cause by a vote of the Board exclusive of the Employee if the Employee is a member of the Board.

         (f) "DATE OF TERMINATION" shall mean (i) if the Employee's employment is terminated by reason of the Employee's death, the date of such death, (ii) if the Employee's employment is terminated for Disability, ninety (90) days after the Notice of Termination is given, (iii) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given; PROVIDED, that, (A) the date specified in any Notice of Termination shall not be earlier than the date on which the Notice of Termination is given, and
(B) if Notice of Termination is given by the Corporation for Cause or Disability and such basis for termination is subsequently finally determined, whether by agreement, award,
                                          2
order, judgment, decree or otherwise, not to have been a valid basis for such termination by the Corporation, the Date of Termination shall be the earlier of
(X) the date on which the basis of such termination is finally determined, either by mutual written agreement of the parties or by a final award, judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (Y) ninety
(90) days from the date on which the Notice of Termination is given.

         (g) "DISABILITY" shall mean the substantial impairment of the Employee, as a result of substantial incapacity due to mental or physical condition, such that the Employee is unable to perform the Employee's usual and customary duties and obligations for a continuous period of ninety (90) or more consecutive days as determined by a vote of the Board (exclusive of the Employee) after the Board's receipt of written findings on the Employee's condition by a qualified licensed physician appointed by the Board; PROVIDED, that, any such written findings shall be sent to the Employee prior to any such determination by the Board and, if the Employee within five (5) business days after receipt of such written findings disputes the findings of such Board-appointed physician, the Board determination of Disability shall be made only after receiving written findings of a qualified licensed physician appointed by (A) the Board-appointed physician and (B) the Employee's personal physician, which appointment shall be made within ten (10) days after the Corporation' s receipt of written notice of such dispute by the Employee. The Employee hereby consents to reasonable medical examinations by the Board-appointed physicians for the purposes of this Agreement.


         (h) "NOTICE OF TERMINATION" shall mean a notice which shall indicate in reasonable detail the facts and circumstances claimed by the Corporation to provide a basis for termination of the Employee's employment with the Corporation or shall indicate that the Corporation is terminating the Employee's employment with the Corporation without Cause.

    2. Employment Subject to Section 10 of this Agreement, the Corporation hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Corporation, upon the terms and conditions set forth in this Agreement, for the period
                                          3
commencing as of the date hereof and expiring on March 31, 1996, which term shall be extended for successive one year periods thereafter without further action on the part of either party, unless notice of non-renewal is given by either party to the other party at least thirty (30) days prior to the end of the then current term.

    3.   POSITION AND DUTIES.

         (a) The Employee shall serve the Corporation as its President and Chief Operating Officer.

         (b) The Employee shall have supervision over, and responsibility for and shall perform, such duties and exercise such powers as from time to time may be assigned to or vested in the Employee by the Board and such other usual and customary duties and obligations as are generally performed by the offices of the president and chief operating officer, or such other senior executive offices to which the Employee may be appointed by the Board from time to time.

         (c) The Employee shall, without further remuneration therefor, serve as director of the Corporation and/or any Affiliate, and carry out such other duties on behalf of any Affiliate, as the Corporation may from time to time reasonably direct.

         (d) The Employee shall devote the whole of his working time and attention and the whole of his skills to, and faithfully and diligently perform, his duties under this Agreement and use his best efforts to promote the business and interests of the Corporation and the Affiliates and to expand their respective businesses.

         (e) The Employee shall obey all rules, and all laws, regulations and special instructions applicable to him in the performance of his duties (including, without limitation, legal and proper rules established and special instructions given to the Employee by the Board).

    4.   COMPENSATION.

         (a) During the term of this Agreement, the Corporation shall pay to the Employee for his services hereunder the Base Salary. The Employee's Base Salary shall be payable to the Employee from time to time but not less frequently than monthly. Such Base Salary is inclusive of compensation received or receivable by the Employee in respect of any other office, employment or service by or in the Corporation or the Affiliates.

         (b) The Employee agrees to the deduction from his Base Salary or other sums payable to him all statutory deductions, all contributions payable by him under any employee benefit plan in which he participates or is deemed to participate, and all other amounts that may be owed by him on any account to the Corporation or an Affiliate.

         (c) The Corporation agrees that the Board or the Compensation Committee of the Board shall review the terms of the Employee's compensation set forth under this Agreement not later than July 1, 1996; provided, however, that nothing contained herein shall be deemed to impose any obligation on the Corporation to increase the Employee's Base Salary or pay the Employee any bonus except as specifically set forth herein.

    5. BONUSES. In addition to the Employee's Base Salary, the Employee shall be entitled to receive such Bonuses as the Board may from time to time determine based on commercially reasonable performance objectives consistent with standards within the discount greeting card and party goods industry. Notwithstanding the foregoing, the Employee shall be entitled to receive, in addition to his Base Salary, a Bonus for the Corporation's fiscal year ended June 30, 1996 up to an amount equal to $140,000 based on the Corporation's current management incentive compensation plan approved by the Board on December 6, 1995.

    6. STOCK OPTIONS. In addition to the employee's Base Salary, the Employee shall be entitled to receive options to purchase 35,000 shares of common stock of FCOA Acquisition Corp. ("FCOA"), no par value per share, exercisable at a price of $10.00 per share,
                                          5
vesting in four equal annual installments, with the first such installment vesting on the first anniversary of the date of this Agreement (the "Options"). The options shall be subject to the provisions of an Employee Stock Option Agreement to be delivered by the Corporation to the Employee containing such terms and conditions to be determined in its sole discretion by the Board, or the Compensation Committee of the Board, if any, with the approval of the Board, consistent with terms of the FCOA Acquisition Corp. 1989 Stock Option Plan approved by the Board of Directors of FCOA on July 7, 1989.

    7. BENEFITS. During the period that the Employee is employed by the Corporation hereunder, the Corporation shall:

         (a) Permit the Employee such paid holidays of such duration (not being less than 15 business days of paid vacation in any one year in addition to the usual public holidays) and at such time or times as may be mutually agreed between the Employee and the Corporation.

         (b) Reimburse the Employee in accordance with the Corporation's policy for employees generally, upon his submission of such documentation as is reasonably required by the Corporation, for all reasonable travel, entertainment, and other ordinary, reasonable and necessary out-of-pocket business expenses incurred by the Employee as part of and in connection with the performance of his duties specified herein.

         (c) Provide to the Employee life insurance, pension and other fringe benefit plans and arrangements to the same extent, and subject to the same terms, conditions and overall general administration of such plans and arrangements, as the Corporation provides, if any, during the term of this Agreement to its employees generally.

         (d) Provide to the Employee a car of luxury class or equivalent cash allowance to cover this expense at the Corporation's discretion.
                                          6

         (e) In conjunction with the Employee's commencement of employment with the Corporation, provide payment to Employee of reasonable expenses incurred by the Employee in connection with his relocation from Connecticut to Illinois up to a maximum aggregate amount of $100,000.00, including the following: packers, movers, storage (up to six months), legal fees and real estate commissions for the purchase and/or sale of the Employee's primary residence, moving expenses for a boat, and other usual relocation expenses. Prior to payment of such expenses, the Employee shall deliver to the Corporation such invoices, receipts or quotations covering such expenses in form and substance reasonable acceptable to the Corporation.

         (f) In addition to the relocation expenses to be paid to the Employee pursuant to Section 7(e) above, in conjunction with the Employee's commencement of employment with the Corporation, provide payment for reasonable temporary living expenses incurred by the Employee up to a maximum period of six (6) months and for a reasonable number of return trips during such six (6) month period between the State of Connecticut and the City of Chicago, Illinois. Prior to payment of such expenses, the Employee shall deliver to the Corporation such invoices, receipts or quotations covering such expenses in form and substance reasonable acceptable to the Corporation.

    8. INFORMATION. Throughout the period of his employment by the Corporation, the Employee shall make available to the Corporation any and all information of which he has knowledge that is relevant to the business of the Corporation or any Affiliate and shall make to the Corporation all suggestions and recommendations which he feels will be of benefit to the Corporation or any Affiliate.

    9. BUSINESS OPPORTUNITIES. Throughout the period of his employment by the Corporation, the Employee shall make all business opporturnities of which he becomes aware pertaining to the business of the Corporation or the Affiliates (as engaged in now or hereafter) available promptly to the Chairman of the Board of the Corporation and the Board and not to any other person or entity or to himself individually.
                                          7

    10.  TERMINATION.

         (a) DEATH. The Employee's employment hereunder shall automatically terminate upon the Employee's death.

         (b) DISABILITY. The Corporation may terminate the Employee's employment hereunder upon the Employee's Disability.

         (c) CAUSE. The Employer may terminate the Employee's employment hereunder for Cause.

         (d) TERMINATION BY THE EXECUTIVE. The Employee may terminate the Employee's employment hereunder for any reason upon thirty (30) days prior written notice to the Board.

         (e) NOTICE OF TERMINATION. Any termination by the Corporation for Cause or Disability or any other reason other than death shall be communicated by written Notice of Termination to the Employee.

    11.  COMPENSATION UPON TERMINATION OTHER THAN FOR CAUSE.

              If the Employee's employment with the Corporation is terminated by the Corporation for any reason other than Cause at any time during the term of this Agreement, the Employee shall be entitled to receive for a period of twelve (12) calendar months following the Date of Termination (the "Severance Period"), the following:

              (i) an amount equal to the Employee's current monthly Base Salary; and

              (ii) in addition to the payment set forth in Section 11(a)(i) above, an amount equal to the Bonus, if any, which the Employee would have otherwise earned
                                          8
during the Severance Period had the Employee continued to be employed with the Corporation, regardless of whether or not the Corporation is meeting the Corporation's business plan approved by the Board for such Severance Period ("Severance Bonus").

              (b) Payment under Sections 11(a)(i) and (ii) above shall be made in twelve (12) equal consecutive monthly payments of Base Salary, and Severance Bonus, if any, commencing on the first business day of the calendar month following the Date of Termination, subject to mitigation resulting from the Employee's employment with any company, firm or person during the Severance Period.

         12.  COMPENSATION UPON TERMINATION FOR CAUSE.

              If the Employee's employment with the Corporation shall terminate for Cause by the Corporation, or for any reason by the Employee, all rights of the Employee as employee, officer or director of the Corporation shall cease immediately, except that the Employee shall be entitled to receive any unpaid Base Salary (and, with respect to a termination for any reason by the Employee, the Employee's Bonus, if any) accrued as of the Date of Termination and reasonable expenses incurred by the Employee in performing services for the benefit of the Corporation prior to the Date of Termination for which the Employee is entitled to reimbursement under any policy or plan generally maintained by the Corporation for its executive employees or otherwise approved in writing by an authorized officer of the Corporation other than the Employee, and the Corporation shall have no further obligations to the Employee under this Agreement. The amounts payable to the Employee under this Section 12 shall be paid to the Employee in accordance with the Corporation's regularly scheduled salary and bonus payment policy established by the Board prior to such termination.

         13.  UNAUTHORIZED DISCLOSURE.

              a) The Employee acknowledges and agrees that his employment by the Corporation under this Agreement necessarily involves him understanding of and access to certain trade secrets and other confidential information pertaining to the business of the Corporation and the Affiliates. Accordingly, the Employee agrees that at all times during the period of the Employee's employment with the Corporation, the Employee shall not, without the express written consent of the Board or a person authorized thereby, directly or indirectly, disclose to any person, corporation or entity other than an employee of the Corporation or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of the Employee's duties as an executive of the Corporation (an "Authorized Person"), or use or knowingly permit to be so disclosed or used, for the benefit of any person, corporation or entity, or himself, any material confidential information obtained by the Employee while in the employ of the Corporation with respect to any of the Corporations or any of the Affiliates' products, customers, or current or future plans, the disclosure of which the Employee knows or should reasonably believe will be damaging to the Corporation; PROVIDED, however, that such confidential information shall not include any information known or available generally to the public (other than as a result of unauthorized disclosure by the Employee). For the period ending two (2) years following the termination of the Employee's employment with the Corporation (whether or not for Cause or for any other reason), except as permitted under the provisions of this Section 13(a), the Employee shall not disclose any such confidential information of the type described above. This provision is intended only to prevent unauthorized disclosure of material confidential information and is not intended to preclude the Employee from securing other employment following the termination of the Employee's employment with the Corporation except as subject to such restrictions on such other employment as set forth in Section 14 of this Agreement.

         (b) The foregoing provisions of Section 13 (a) above shall be binding upon the Employees heirs, successors and legal representatives.

    14.  COVENANT NOT TO COMPETE.

         (a) The Employee hereby agrees that during the term of the Employee's employment with the Corporation and for a period of one (1) calendar year
                                          10
thereafter (the "Restriction Period"), the Employee will not, singly, jointly, or as a partner, member, consultant, or agent of any partnership, or as an agent, consultant, or stockholder of any other corporation or entity, or as an investor of more than five percent (5%) of the voting stock of any entity, or in any other capacity, directly, indirectly or otherwise beneficially:

              (i) Own, manage, operate, join in, control, or participate in the ownership, management, operation, or control of, or work for (as an employee, consultant, independent contractor or otherwise), or permit the use of his name by, or provide financial or other assistance to, or be connected in any manner with, any of the following (each a "Competitive Business"): (1) any drug store, drug store chain or other retailer which offers pharmaceutical drugs for sale in stores located anywhere in the Restricted Area (as hereinafter defined) which generates thirty-five percent (35%) or more of its gross revenues from the sale, anywhere in the Restricted Area, of greeting cards, party goods, gift wrap accessories, stationery and/or any other products or services which materially reproduce, incorporate or copy any of the products or services which are offered or developed for marketing by the Corporation during the term of the Employee's employment with the Corporation ("Competitive Products") or which offers greeting cards for sale in the Restricted Area under a "one price" strategy at a price per card of $.39 or less or under a "half-off" strategy at a price per card of 2/$1.00 or less, or (2) any retailer which generates thirty-five percent (35%) or more of its gross revenue from the sale of Competitive Products anywhere in the Restricted Area;

              (ii) Induce or attempt to induce any person who, during the term of the Employee's employment with the Corporation, is an employee, representative, consultant, agent or supplier of the Corporation, to terminate his, her or its employment or relationship with the Corporation or to violate the terms of any agreement between said representative, agent, consultant, employee or supplier and the Corporation, or hire or attempt to hire any employee of the Corporation who has left the employment of the Corporation within sixty (60) days after the termination of such employee's employment with the Corporation or

              (iii) Induce or attempt to induce any person, business or entity which is or was a customer of the Corporation at any time during the term preceding the effective date of this Agreement to terminate any written or oral agreement or understanding with the Corporation or to become a customer of any person, corporation, partnership or other entity which engages in any Competitive Business.

         (b) For purposes of Section 14 (a) hereof, "Restricted Area" means the United States (and any of its territories), Canada and Mexico.

         (c)  If the Employee violates any of the restrictions contained in
Section 14 (a) above, the Restriction Period automatically shall be increased by the period of time from the commencement of any such violation until such time as the Employee has cured such violation.

    15. CONDUCT OF THE EMPLOYEE UPON TERMINATION. Upon the termination of the Employee's employment, whether under this Agreement or otherwise:

         (a) to the extent within his possession or control, the Employee shall surrender and deliver to the Corporation or its authorized representative all files, figures, calculations, letters, papers, records, proposals, listings, brochures, manuals, instruments, drawings, designs, programs, plans or statistics, or any copies thereof, any information or instruments derived therefrom, or any other similar documents or information of any type or description, however such information might be obtained or recorded and on whatever medium such information may be contained, arising out of or in any way relating to the business or affairs of the Corporation or any Affiliate or obtained as a result of or in connection with the Employee's employment by the Corporation or any Affiliate; and

         (b) the Employee shall not be entitled to retain a copy of any document or information referred to in section 15 (a) above; and
                                          12

         (c) the Employee shall not represent himself as being in any way connected with, or interested in the business of, the Corporation or any Affiliate.

    16. CERTAIN REMEDIES. The Employee agrees and acknowledges that the Corporation does not have any adequate remedy at law for the breach or threatened breach by the Employee of any of the provisions of Sections 13, 14, or 15 of this Agreement and agrees that the Corporation will be entitled to injunctive relief (without proof of monetary or immediate damage and without any bond or other security being required) to bar the Employee from such breach or threatened breach in addition to any other remedies which might be available to the Corporation at law or in equity. Moreover, and in addition to such remedies, in the event of a breach by the Employee of any of the provisions of Sections 13, 14, or 15 of this Agreement or any other breach that would permit the Corporation to terminate the Employee's employment for Cause, the Employee will return to the Corporation all monies and other benefits paid to him pursuant to this Agreement following the date of such breach.


    17. PARACHUTE PAYMENTS. Notwithstanding anything in this a Agreement to the contrary, if the aggregate amounts payable or benefits provided under this Agreement would constitute "parachute payments" as set forth in Section 28OG of the Internal Revenue Code of 1986, as amended form time to time, then the amounts otherwise so payable or benefits otherwise so provided shall be adjusted by the Corporation to be payable at such later dates, and over such longer periods of time, to the extent necessary (but only to the extent necessary) for the amounts so payable or benefits so provided not to constitute such "parachute payments".

    18.  SUCCESSORS: BINDING AGREEMENT.

         (a) This Agreement shall be binding on the Corporation and on its successors and assigns. Without limiting the generality of the foregoing, the Corporation will require any successor to or assignee of all or substantially all of the business and/or assets of the Corporation, whether direct or indirect, by purchase, consolidation or merger (whether or not the Corporation is the surviving corporation), or otherwise, to expressly assume and agree to perform
                                          13
this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

         (b) The duties and obligations of the Employee hereunder are not assignable by him without the express written consent of the Board. This Agreement and all the rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him under this Agreement if the Employee had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

    19. CONTINUING OBLIGATIONS; SEVERABILITY. The termination of this Agreement or of the employment of the Employee (hereunder or otherwise) shall not operate to terminate the provisions of Sections 13, 14 and 15 of this Agreement which remain in full force and effect and binding on the Employee notwithstanding any such termination. In addition, the provisions of Sections 13, 14 and 15 of this Agreement shall be read and construed and shall have effect an separate, severable and independent provisions or restrictions, and shall be enforceable accordingly.

    20. NOTICES. For the purposes of this Agreement, any notice, consent, offer, demand, request or other instrument (hereinafter collectively referred to as "Notice") required or authorized to be given or served upon a party pursuant to this Agreement shall be in writing and may be given by telex, telegram, cable, post or hand addressed as follows:

    If to the Employee:      Charles R. Cumello
                             5614 Park Avenue
                             Hinsdale, Illinois 60521
                                          14

    If to the Corporation:   FCOA Acquisition Corp.
                             745 Birginal Drive
                             Bensenville, Illinois 60106-1212
                             Attention: Chairman of the Board

    with a copy to:          Pitney, Hardin, Kipp & Szuch
                             200 Campus Drive
                             Florham Park, New Jersey 07932
                             Attention: Lori J. Braender, Esq.

or at such other or additional address as either party may have furnished to the other in writing in accordance herewith, except that Notices of change of or additional address shall be effective only upon receipt and, PROVIDED that in the event that (i) there is a vacancy in the office of the Chairman of the Board, or (ii) the Chairman of the Board does not maintain a regular office at the address of the Corporation set forth above, in each case at the time any such Notice is given or served, such Notice shall only be effective upon receipt by the party designated by the Corporation to receive copies of Notices to the Corporation.

         21. INTEGRATION. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, contracts, understandings, negotiations and other arrangements between the parties, including without limitation any employment contracts, agreements or understandings in effect as of the date hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party hereto which are not set forth expressly in this Agreement.

         22. AMENDMENTS; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Employee and by the Chairman of the Board or such other officer or director of the Corporation as may be specifically designated by the Board. No waiver by either party hereto
                                          15
any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a continuing waiver or a waiver of any similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

    23. GOVERNING LAW; JURISDICTION. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois without giving effect to the principles of conflict of laws. The Courts of Illinois have exclusive jurisdiction to entertain any action in respect of this Agreement. Without prejudice to any other mode of service, service of summons, statement of claim or any third party notice, or any notice thereof, any action may be effected on any party by the same being delivered to or left for that party at its address appearing in this Agreement or at such other address as it may have specified as its address for service by notice in writing given to the other party in accordance with Section 20 hereof.

    24. VALIDITY. The invalidity or unenforceabililty of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

    25. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    26. SECTION HEADINGS. The section headings contained in this Agreement are inserted for reference purposes only and shall not effect the meaning or interpretation of this Agreement.

    27. APPROVAL OF AGREEMENT BY THE BOARD. This Agreement has been ratified and approved by the Board.
                                          16

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Attested:                              FACTORY CARD OUTLET OF AMERICA LTD.



 /s/ Carol A. Travis              By:  /s/ William E. Freeman
---------------------------            ---------------------------
Name: Carol A. Travis                  William E. Freeman,
Title: Corporate Secretary             Chairman of the Board



WITNESS:                          EMPLOYEE:



 /s/ *Illegible signatory               /s/ Charles R. Cumello
---------------------------            ---------------------------
Name:                                  CHARLES R. CUMELLO


                                          17